Exhibit 10.17

NEXTERA ENERGY PARTNERS, LP COMPENSATION SUMMARY FOR INDEPENDENT NON-EMPLOYEE DIRECTOR OF NEXTERA ENERGY PARTNERS, LP (Effective January 1, 2023)
Annual Retainer (payable quarterly)	$90,000

Committee Chair retainer (annual) (payable quarterly)	$15,000

Annual grant of restricted common units (under 2014 Long-Term Incentive Plan)	That number of common units determined by dividing $150,000 by closing price of NextEra Energy Partners, LP common units on effective date of grant (rounded up to the nearest 10 common units)

Miscellaneous	Travel and Accident Insurance (including spouse coverage)